UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2026

ConnectM Technology Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41389	87-2898342
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Mount Royal Avenue, Suite 550 Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip code)

617- 395-1333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 6, 2026, ConnectM Technology Solutions, Inc. (the “Company”) entered into a Share Swap Agreement (the “Blue Cloud Agreement”) by and among the Company, AstraBridge Inc., an unaffiliated third party (“AstraBridge”), and Blue Cloud Softech Solutions Limited (“Blue Cloud”). Pursuant to the terms of the Blue Cloud Agreement, Blue Cloud agreed to acquire Global Impx Inc. (“GIX”), which is 94.1% owned by the Company and 5.9% owned by AstraBridge (the “Divestiture”). GIX holds ConnectM India and its subsidiaries, including Geo Impex and its strategic land asset.

Pursuant to the terms of the Blue Cloud Agreement, the Company and AstraBridge agreed to transfer all of their GIX shares to Blue Cloud in exchange for 170 million equity shares of Blue Cloud, 160 million of which will be issued to the Company, and 10 million of which will be issued to AstraBridge. Such Blue Cloud shares will be subject to a six-month lockup. Following the closing of the Divestiture, assuming no change in Blue Cloud’s outstanding shares, it is expected that the Company will own approximately 17.33% of Blue Cloud’s outstanding shares.

The closing of the Divestiture is expected to occur within 180 days of May 4, 2026.

The Blue Cloud Agreement contains customary representations, warranties and covenants. Closing is conditioned upon approval by Blue Cloud’s board of directors (which was received previously) and stockholders, approval from the BSE Limited, and completion of all required documentation. Blue Cloud’s stockholders approved the transaction on May 4, 2026. As a result, the Blue Cloud Agreement is deemed to be a material definitive agreement with respect to the Company as of May 4, 2026.

The foregoing description of the Blue Cloud Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Blue Cloud Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 5, 2026, the Company issued a press release relating to the Blue Cloud Agreement and the planned Divestiture and first posted a related presentation. Copies of the press release and presentation are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The information included in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Share Swap Agreement, dated as of April 6, 2026, by and among the registrant, Blue Cloud Softech Solutions Limited and AstraBridge Inc.
99.1	Press release of the registrant issued on May 5, 2026.
99.2	Presentation of the registrant first posted on May 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConnectM Technology Solutions, Inc.

Dated: May 5, 2026	By:	/s/ Bhaskar Panigrahi
	Name:	Bhaskar Panigrahi
	Title:	Chief Executive Officer